Exhibit 10.2
FIRST AMENDMENT TO LEASE
I.	PARTIES AND DATE.
     This First Amendment to Lease (the “Amendment”) dated May 19, 2006, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, formerly The Irvine Company, a Delaware corporation (“Landlord”), and ENDOCARE, INC., a Delaware corporation (“Tenant”).
II.	RECITALS.
     On November 26, 2001, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 201 Technology Drive, Irvine, California (“Premises”).
     Landlord and Tenant each desire to modify the Lease to extend the Lease Term, to adjust the Basic Rent, and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.
III.	MODIFICATIONS.
     A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:
1. Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:
“5. Lease Term: The Term of this Lease shall expire at midnight on March 31, 2010.”
2. Item 6 is hereby amended by adding the following:
“Commencing April 1, 2007, the Basic Rent shall be Thirty Three Thousand Seven Hundred Forty-Eight Dollars ($33,748.00) per month, based on $1.20 per rentable square foot.
Commencing April 1, 2008, the Basic Rent shall be Thirty Five Thousand One Hundred Fifty-Four Dollars ($35,154.00) per month, based on $1.25 per rentable square foot.
Commencing April 1, 2009, the Basic Rent shall be Thirty Six Thousand Five Hundred Sixty Dollars ($36,560.00) per month, based on $1.30 per rentable square foot.”
3. Item 12 is hereby amended by deleting Landlord’s address for payments and notices and substituted therefor shall be the following:
“LANDLORD
THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Senior Vice President, Operations
Irvine Office Properties

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with a copy of notices to:
THE IRVINE COMPANY LLC
550 Newport Center Drive
Newport Beach, CA 92660
Attn: Vice President, Operations
Irvine Office Properties, Technology Portfolio”
     B. Right to Extend the Lease. The provisions of Section 3.3 of the Lease entitled “Right to Extend this Lease” shall remain in full force and effect, and exercisable by Tenant during the Term of the Lease as extended by this Amendment.
     C. Security Deposit. Section 4.3 of the Lease is hereby amended to provide that, upon an Event of Default by Tenant (as defined in Section 14.1 of the Lease), Landlord may, in its sole and absolute discretion additionally retain, use or apply the whole or any part of the Security Deposit to pay amounts estimated by Landlord as the amount due Landlord for prospective rent and for damages pursuant to Section 14.2 (a)(i) of the Lease and/or California Civil Code Section 1951.2.
     D. Utilities and Services. The following provisions are hereby added to the end of the initial paragraph of Section 6.1 of the Lease entitled “Utilities and Services”:
“Tenant shall also pay as an item of additional rent, within ten (10) days after receipt of Landlord’s statement or invoice therefor, Landlord’s “standard charge”, as hereinafter defined (which shall be in addition to the electricity charge paid to the utility provider) for Tenant’s “after hours” usage of each HVAC unit servicing the Premises. If the HVAC unit(s) servicing the Premises also serve other leased premises in the Building, “after hours” shall mean usage of said unit(s) before or after the hours of 6:00 A.M. to 6:00 P.M. on Mondays through Fridays, and before 9:00 A.M. or after 1:00 P.M. on Saturdays, subject to reasonable adjustment of said hours by Landlord. If the HVAC unit(s) serve only the Premises, “after hours” shall mean more than two hundred eighty-three (283) hours of usage during any month during the Term. “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other periods of the Term). As used herein, “standard charge” shall mean the $1.00 per hour for each hour of “after hours” of operation.”
     E. Maintenance and Repair. Sections 7.1 and 7.2 of the Lease are hereby amended to provide that Landlord’s obligation to provide service, maintenance and repair to air conditioning, heating and ventilating equipment servicing the Premises shall not apply to supplemental HVAC system(s), if any, installed by Tenant and servicing only the Premises, and that Landlord shall maintain in good repair, as a “Project Cost,” all Building exterior glass.
     F. Late Payments. The reference to “Two Hundred Fifty Dollars ($250.00)” in Section 14.3(a) of the Lease is hereby amended to “One Hundred Dollars ($100.00).”
     G. Waiver of Jury Trial. Section 14.7 of the Lease is hereby deleted in its entirety and substituted therefor shall be the following:
     SECTION 14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.
     (a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION,

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PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.
     (b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION 14.7(b) SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 — 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF

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CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b). TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).
     I. Tenant Improvements. Landlord hereby agrees to complete the Tenant Improvements for the Premises in accordance with the provisions of Exhibit X, Work Letter, attached hereto.
IV. GENERAL.
     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.
     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
     F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

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V. EXECUTION.
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC,		ENDOCARE, INC.,
a Delaware limited liability company		a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Craig T. Davenport

	Steven M. Case, Senior Vice President	Name	Craig T. Davenport
	Leasing, Office Properties	Title	CEO and Chairman

By	/s/ Christopher J. Popma	By	/s/ Michael R. Rodriguez

	Christopher J. Popma, Vice President	Name	Michael R. Rodriguez
	Operations, Office Properties	Title	SVP, Finance and CFO

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EXHIBIT X
INDUSTRIAL WORK LETTER
DOLLAR ALLOWANCE
The tenant improvement work to be contracted for by Landlord hereunder (“Tenant Improvement Work”) shall consist of the design and construction of all tenant improvements (“Tenant Improvements”), including work in place as of the date hereof, required for the Premises pursuant to the approved final Working Drawings and Specifications (as hereinafter defined). All of the Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the procedures and requirements set forth below.
I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.
A.	Tenant and Landlord have approved, or shall approve both (i) a detailed space plan for the Tenant Improvement Work, prepared by Landlord’s architect, which includes, if applicable, interior partitions, ceilings, interior finishes, interior doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements of Tenant (“Preliminary Plan”), and (ii) an estimate of the cost to complete the Tenant Improvement Work in accordance with the Preliminary Plan (“Preliminary Cost Estimate”), which Preliminary Cost Estimate will be based upon estimated costs provided by Landlord’s contractor. The Preliminary Plan shall include Landlord’s building standard tenant improvements, materials and specifications for the Project (“Building Standard Improvements”), except for changes and additions specifically requested by Tenant and approved by Landlord in its sole and absolute discretion in writing (any such addition or variation from the Standard Improvements shall be referred to herein as a (“Non-Standard Improvement”). All Tenant requests for Non-Standard Improvements must be in writing and shall provide sufficient specifications and details for Landlord to reasonably evaluate impacts upon the Preliminary Plan and Preliminary Cost Estimate. If Non-Standard Improvement(s) are approved by Landlord as herein provided, the Preliminary Plan, the Preliminary Cost Estimate shall include estimated costs for such Non-Standard Improvements for inclusion as part of Tenant’s Contribution. Tenant shall approve or provide suggested revisions to the Preliminary Plan and the Preliminary Cost Estimate by signing copies of each or specifying in reasonable detail any suggested revisions thereto as hereinabove provided, and delivering each to Landlord within five (5) days of receipt thereof by Tenant. Landlord shall attempt in good faith to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Tenant’s suggested revisions in a mutually satisfactory manner, provided, however, in no event shall Tenant have the right to require any Non-Standard Improvements or to make any changes or additions to the Preliminary Plan for the purpose of utilizing unused “Maximum Landlord Contribution” (as defined in Section II.B. below).

B.	Tenant shall provide in writing to Landlord or Landlord’s architect all specifications and information requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant’s final selection of paint and floor finishes, complete specifications and locations (including electrical, load and HVAC requirements) of Tenant’s equipment, and details of all Non-Standard Improvements (as defined above) which have been approved by Landlord as part of the Preliminary Plan (collectively, “Programming Information”). Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete and that any defects or problems due to incomplete or inaccurate Programming Information shall be the responsibility of the Tenant and that the Landlord shall have no obligation or liability for such defects or problems arising from any incomplete or inaccurate Programming Information.

C.	Upon Tenant’s approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord’s architect and engineers shall prepare and deliver to Tenant working drawings and specifications (“Working Drawings and Specifications”), and Landlord’s contractor shall prepare a final construction cost estimate (“Final Cost Estimate”) for the Tenant Improvements in conformity with the Working Drawings and Specifications. A copy of the Final Cost Estimate shall be delivered to Tenant for its approval unless there are no Non-Standard Tenant Improvements and Tenant is not responsible for any Tenant’s Contribution. Tenant shall have five (5) days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and (if delivered to Tenant) the Final Cost Estimate. Tenant shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not consistent with the approved Preliminary Plan or Preliminary Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications or the Final Cost Estimate, such disapproval shall be accompanied by specific reasons for disapproval and a detailed list of requested revisions. Any revision requested by Tenant and accepted by Landlord, in its sole and absolute discretion, shall be incorporated into a revised set of Working Drawings and Specifications and the Final Cost Estimate, and Tenant shall approve same in writing within five (5) days of receipt without further revision.

D.	In the event that Tenant requests in writing a revision to the Working Drawings and Specifications (“Change”), and Landlord so approves such Change as provided in Section I.E. herein, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost such Change would cause. Tenant shall approve or disapprove such change order, if any, in writing within two (2) days following Tenant’s receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the Completion Cost attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date ten (10) days after delivery of invoices for same, provided however, that the Tenant Contribution must in any event be paid in full prior to Tenant’s commencing occupancy of the Premises. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant’s approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work.

E.	Landlord may consent in writing, in its sole and absolute discretion, to Tenant’s request for a Change, including any modification of a Standard Improvement to a Non-Standard Improvement in the Preliminary Plan or any other modification of the Working Drawings and Specifications, if requested in writing by Tenant. In addition, Landlord agrees that it shall not unreasonably withhold its consent to Tenant’s requested Changes to previously approved Non-Standard Improvements, unless Landlord determines, in its sole and absolute discretion, that such requested Change to the Non-Standard Improvements (i) is of a lesser quality than the Non-Standard Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or cause additional expenses to Landlord in reletting the Premises. The cost of any Non-Standard Improvements shall be part of Tenant’s Contribution (as hereinafter defined). All Standard Tenant Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given either prior to or following the expiration or termination of the Lease, require Tenant either to remove all or any of the Non-Standard Improvements, to repair any damage to the Premises or the Common Area arising from such removal, and to replace such Non-Standard Improvements with the applicable Building Standard, or to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease, or within ten (10) days following notice to Tenant if such notice is given following the Expiration Date or sooner termination.
F.	It is understood that all or a portion of the Tenant Improvements may be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage to Tenant to the extent not the result of Landlord’s negligence or willful misconduct. While Landlord agrees to employ construction practices reasonably intended to minimize disruptions to the operation of Tenant’s business in the Premises, Tenant acknowledges and agrees that some disruptions may occur during the course of construction of the Tenant Improvements, and in no event shall rent abate as the result of the construction of the Tenant Improvements. Tenant shall pay for and cause Tenant’s furniture and other equipment (including computers) to be moved as necessary so as to facilitate the Tenant Improvement Work.

G.	Tenant hereby designates Mike Rodriguez (“Tenant’s Construction Representative”), Telephone No. (949) 450-5422, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.
II.	COST OF TENANT IMPROVEMENTS
A.	Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the Final Cost Estimate (subject to increases for Landlord approved Changes and as otherwise provided in this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant.

B.	Landlord shall pay up to One Hundred Twelve Thousand Four Hundred Ninety-Two Dollars ($112,492.00), based on $4.00 per usable square foot of the Premises (“Landlord’s Maximum Contribution”), of the final “Completion Cost” (as defined below). Tenant acknowledges that the Landlord’s Maximum Contribution is intended only as the maximum amount Landlord will pay toward Building Standard Improvements, and not by way of limitation, any partitions, modular office stations, fixtures, cabling, furniture and equipment requested by Tenant are not included in Building Standards and are in no event subject to payment as part of Landlord’s Contribution. In the event the sum of the cost of the Building Standard Improvements for the Tenant Improvements is less than the Landlord’s Maximum Contribution, Landlord’s actual contribution toward the Completion Cost (“Landlord’s Contribution”) shall equal such lesser amount, and Tenant shall have no right to receive any credit, refund or allowance of any kind for any unused portion of the Landlord’s Maximum Contribution nor shall Tenant be allowed to make revisions to an approved Preliminary Plan, Working Drawings and Specifications or request a Change in an effort to apply any unused portion of Landlord’s Maximum Contribution. It is further understood and agreed that the Tenant Improvements shall be scheduled and shall be substantially completed not later than December 31, 2006 to be eligible for funding by Landlord, and that Landlord shall not be obligated to fund any Tenant Improvements completed after such date.

C	Tenant shall pay all Completion Costs attributable to Non-Standard Improvements

(“Non-Standard Improvement Costs”), including, but not by way of limitation: (i) costs for each variance or upgrade which increases the cost of a Building Standard Improvement, and (ii) the entire cost of any improvements or work which are additions (as opposed to variances or upgrades) to the Standard Improvements (e.g., supplemental or back-up power or HVAC, extra finishes or millwork or partitions). In addition, Tenant shall pay all Completion Costs attributable to any Changes requested by the Tenant, any costs due to inaccurate or incomplete Programming Information and the amount, if any, by which aggregate costs for the Building Standard Improvements exceeds the Maximum Landlord Contribution. The amounts to be paid by Tenant for the Tenant Improvements pursuant to this Section II.C. are sometimes cumulatively referred to herein as the “Tenant’s Contribution”.
D.	The “Completion Cost” shall mean all costs of Landlord in completing the Tenant Improvements in accordance with the approved Working Drawings and Specifications, including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) salaries and fringe benefits of persons, if any, in the direct employ of Landlord performing any part of the construction work, (iii) permit fees and other sums paid to governmental agencies, and (iv) costs of all materials incorporated into the work or used in connection with the work. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of five percent (5%) of the Completion Cost. Unless expressly authorized in writing by Landlord, the Completion Cost shall not include (and no portion of the Landlord Contribution shall be paid for) any costs incurred by Tenant, including without limitation, any costs for space planners, managers, advisors or consultants retained by Tenant in connection with the Tenant Improvements.

E.	Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord in full the amount of the Tenant’s Contribution set forth in the approved Preliminary Cost Estimate or in the Final Cost Estimate (once approved by Tenant). If the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of Changes, modifications or extras not reflected on the approved Working Drawings and Specifications, then Tenant shall pay all such additional costs within ten (10) days after written demand for same. The balance of any sums not otherwise paid by Tenant shall be due and payable on or before the Commencement Date of this Lease. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant’s failure to pay rent under the Lease, including, without limitation, the right to terminate this Lease and recover damages from Tenant and/or to charge a late payment fee and to collect interest on delinquent payments, and Landlord may (but shall not be required to) suspend the Tenant Improvement Work following such default.
III.	DISPUTE RESOLUTION
A.	All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within ten (10) business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than two (2) arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within thirty (30) days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. In no event shall the arbitrator be empowered or authorized to award consequential or punitive damages (including any award for lost profit or opportunity costs or loss or interruption of business or income). All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.	Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.
C.	The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.